Exhibit 10.1

SECOND AMENDMENT TO LEASE

Reference is made to a certain Lease dated January 7, 2000, by and between Thomas J. Teuten and John H. Spurr, Jr., Trustees of 1050 Hingham Street Realty Trust.  (“Landlord”) and BioSphere, Inc. (“Tenant”), and as amended, for Leased Premises located at 1050 Hingham Street, Rockland, Massachusetts (the “Lease”).

Now therefore, in consideration of these presents and other good and valuable consideration, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.             Effective on the Second Amendment Commencement Date, the Leased Premises is reduced to exclude the “Expansion Space”, as shown in Exhibit A-3 of the First Amendment to Lease.

2.             Rentable Square Footage of the Leased Premises set forth in the Reference Data Section is decreased by the area of the former Expansion Space, 5,198 square feet, making the total area approximately 7,797 square feet, effective on the Second Amendment Commencement Date, defined below.

3.             The Lease Term set forth in the Reference Data Section is extended through March 31, 2007.

4.             The Base Rent set forth in the Reference Data Section is revised to substitute the following schedule effective on the Second Amendment Commencement Date, which shall be April 1, 2005.

Period	Annual Rent	Monthly Rent
April 1, 2005 to March 31, 2007	$155,940.00	$12,995.00

5.             The Tenant shall be responsible for the cost of electricity consumed through lights and outlets, which shall be sub-metered and billed to Tenant as per current practice.

6.             After the Second Amendment Commencement Date, Base Operating Costs and Base Taxes shall be revised as set forth in the Amended Reference Data Section.

7.	Tenant’s Proportionate
	Share:	19.605%

8.             Tenant acknowledges that Landlord has met its obligation with respect to Landlord’s Expansion Construction and that Landlord has no further obligation therefor.

9.             Landlord and Tenant agree that the Leased Premises shall be delivered in “as is” condition except that Landlord shall perform the following work prior to the Second Amendment Commencement Date:

•                  Demise the Leased Premises from the 5,198 rentable square feet previously occupied by Tenant

•                  Paint all walls with one coat of the existing color within the newly demised Leased Premises (7,797 rentable square feet)

•                  Clean all carpet and VCT within the newly demised Leased Premises

10.           Lease Security:  Tenant shall extend the Letter of Credit in the amount of $58,000 in favor of Landlord through the end of the Lease Term as extended herein.

11.           Section 36 of the Lease is deleted in its entirety.

12.           The capitalized terms contained herein shall have the same meaning as those terms contained in the Lease and First Amendment to Lease.

13.           Except as herein expressly set forth, the Lease shall remain unchanged and is hereby ratified and remains in full force and effect.

                Executed under seal this 24th day of January, 2005.

LANDLORD:
1050 Hingham Street Realty Trust

By:	/s/ John H. Spurr, Jr.
Trustee and not Individually

TENANT:
Biosphere, Inc.

By:	/s/ Peter Sutcliffe
Duly authorized

AMENDED REFERENCE DATA
REFLECTING SECOND AMENDMENT

As used in this Lease, the following terms shall have the respective meanings set forth below except when and to the extent reference is made to particular Sections of the Lease:

Date of Lease:	January 7, 2000

Date of Amendments:	First Amendment	June 27, 2000
	Second Amendment	January 21, 2005

Landlord:	Thomas J. Teuten and John H. Spurr, Jr., Trustees of 1050 Hingham Street Realty Trust

Landlord’s Address:	20 Winthrop Square, Boston, Massachusetts 02110-1229.

Tenant:	BioSphere, Inc., a Delaware Corporation.

Tenant’s Address:	1050 Hingham Street Rockland, Massachusetts 02370

Property:	Landlord’s land and improvements thereon known as 1050 Hingham Street, Rockland, Massachusetts 02370.

Building:	The three-story building located on the Property.

Leased Premises:	A portion of first floor of the Building as shown on Exhibit A-1.

Rentable Square Footage of the Leased Premises:	Prior to First Amendment 7,797 square feet. Prior to Second Amendment 12,995 square feet. After Second Amendment 7,797 square feet.

Total Rentable Square Footage of the Building:	39,771 square feet.

Use of Leased Premises:

Administrative offices for a medical device company and ancillary uses related thereto including research and development and light manufacturing to the extent described in Exhibit D attached hereto and incorporated herein, provided that such research and development involve no hazardous materials, solid waste, noise or fumes beyond the Leased Premises or any impact on the Building, its operations or the operations of other tenants in the Building.

Lease Term:	Seven (7) years (original term — five (5) years, extension per Second Amendment — two (2) years)

Specified Commencement Date:	March 15, 2000

Commencement Date:	The Specified Commencement Date or such other date as is determined in accordance with the terms of Section 3.

Second Amendment Commencement Date:	April 1, 2005

Base Rent:

Periods	Annual Base Rent	Monthly Installment
March 15, 2000 to July 14, 2000	$155,940.00	$12,995.00
July 15, 2000 to March 14, 2003	$270,296.00	$22,524.67
March 15, 2003 to March 31, 2005	$276,143.75	$23,011.98
April 1, 2005 to March 31, 2007	$155,940.00	$12,995.00

Lease Security:

An irrevocable letter of credit (the “Letter of Credit”) or cash Security Deposit of $140,000 at the Commencement Date and $234,000 after the execution of the First Amendment, to be reduced as scheduled below, subject to Section 4.

	Period	Amount
	3/15/00-First Amendment Execution	$140,000
	First Amendment Execution-3/14/01	$234,000
	3/15/01-3/14/02	$198,000
	3/15/02-3/14/03	$157,800
	3/15/03-3/14/04	$110,500
	3/15/04-3/31/07	$58,000

Base Operating Costs:	Prior to Second Amendment: Operating Costs for the calendar year 2000, grossed up to reflect 100% occupancy for a full calendar year.
	After Second Amendment: Operating Costs for the calendar year 2004, grossed up to reflect 100% occupancy for a full calendar year.

Base Taxes:	Prior to Second Amendment: Taxes for the fiscal year ended June 30, 1999.
	After Second Amendment: Taxes for the fiscal year ended June 30, 2005.

Electricity:	Prior to First Amendment $6,627.45 per year or $552.29 per month. After First Amendment $11,825.00 per year or $985.42 per month.
After Second Amendment Tenant shall be responsible for the cost of electricity consumed through lights and outlets, which shall be sub-metered and billed to Tenant as per current practice.

Tenant’s Proportionate Share:	Prior to First Amendment 19.605%. After First Amendment 32.675%. After Second Amendment Commencement Date 19.605%.

Broker:

Landlord and Tenant warrant that no real estate brokers other than A. W. Perry Management Corp. are involved in this Lease Extension and Tenant hereby indemnifies Landlord for any claims for commissions other than to the broker named above.

Insurance:

$1,000,000/$3,000,000 per occurrence public liability;

$1,000,000 per occurrence property damage.

Personal Property insurance for all risks to full insurable value of personalty in the Leased Premises.

Condition of Leased Premises:	Per Paragraph 9 of Second Amendment to Lease